PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of January 1, 1999 made by NLV FINANCIAL
CORPORATION, a Delaware corporation ("NLV Financial"), in favor of NATIONAL LIFE INSURANCE
COMPANY, a stock life insurance company organized under the laws of the State of Vermont ("National Life").

WIT N E SSE T H

WHEREAS, pursuant to a Plan of Reorganization which was adopted May 8, 1998 and re-adopted on
September 29, 1998 (the "Plan of Reorganization"), under Title 8, Chapter 101, subchapter 3A of the Vermont
Statutes, National Life Insurance Company, a mutual life insurance company organized under the laws of
Vermont and the predecessor to National Life, has reorganized as a stock life insurance company whose voting stock is wholly-owned by NLV Financial, the majority of whose voting stock shall at all times be owned by the
National Life Holding Company, a mutual insurance holding company organized under the laws of the State of
Vermont
(the "Holding Company");

WHEREAS, pursuant to an Undertaking (the "Undertaking") entered into between National Life and the
Vermont Commissioner of Banking, Insurance, Securities and Health Care Administration (the "Commissioner"),
NLV Financial is deemed to be a party in any proceeding involving National Life under Title 8, Chapter 145 of the Vermont Statutes (the "Vermont MHC Statute");

WHEREAS, the Undertaking further provides that NLV Financial shall execute a Keep Well Agreement in favor of National Life (the "Keep Well Agreement") pursuant to which NLV agrees to maintain National Life's
Total Adjusted Capital (as defined in the Undertaking), at no less than the Authorized Control Level (as defined in the Undertaking) and, to secure the obligations under such Keep Well Agreement, the Undertaking further requires that NLV Financial execute this Pledge and Security Agreement;

WHEREAS, this Agreement is being entered into pursuant to an order of the Commissioner; and

WHEREAS, NLV Financial and National Life desire that NLV Financial grant a security interest to
National Life for the benefit of its policyholders in the Collateral (as defined herein) in order to secure the
Obligations (as defined in Section 2 hereof).

Table of Contents
3. Covenants of NLV Financial	5
4. Rights of National Life: Limitations on National Life's Obligations	7
5. Representations and Warranties	8
6. Voting Rights, Dividends and other Distributions, Etc	10
7. Covenants	11
8. National Life's Appointment as Attorney-in-Fact	14
9. Performance by National Life .of NLV Financial's Obligations	16
10. Proceeds	17
11. Remedies	17
12. Limitation on Duties Regarding Preservation of Collateral	18
13. Sale of Pledged Stock Without Registration	18
14. Powers Coupled with an Interest	19
15. Severability	19
16. Additional Security	19
17. No Waiver	19

PLEDGE AND SECURITY AGREEMENT
by
NLV FINANCIAL CORPORATION
in favor of
NATIONAL LIFE INSURANCE COMPANY
Dated as of January 1, 1999

NOW, THEREFORE, in consideration of the premises herein contained, NLV Financial hereby agrees with
National Life as follows:

1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Plan of
Reorganization are used herein as defined therein. The following terms are used herein as defined in the Uniform
Commercial Code in effect in the state of Vermont from time to time (unless the context otherwise requires):
"accounts," "chattel paper," "control," "documents," "equipment," "fixtures," "general intangibles," "instruments,"
"proceeds," "securities," "securities account," "securities intermediary," and "security entitlement." In addition, the following terms shall have the following meanings:

"Agreement": this Pledge and Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

"Capital Stock": all securities, including but not limited to, debt securities and capital stock or other equity securities of any Person in any way from time to time acquired by NLV Financial, whether maintained by NLV
Financial in its own possession or held in a securities account, and further including any such securities accounts and all security entitlements credited or required to be credited thereto; provided, however, that the stock of National Life shall not be included in the definition of "Capital Stock."

"Code": the Uniform Commercial Code as from time to time in effect in the State of Vermont.

"Collateral": as defined in Section 3 of this Agreement.

"Contracts": all contracts, agreements, instruments and indentures in any form to which NLV Financial is a party or under which NLV Financial has any right, title or interest, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of NLV Financial to receive moneys due and to become due to it thereunder, (b) all rights of NLV Financial to damages arising out of, or for, breach or default in respect thereof and (c) all rights of NLV Financial to perform and to exercise all remedies thereunder.

"Copyrights": all copyrights, whether or not the underlying works of authorship have been published, and whether or not the copyrights have been registered, copyright registrations and applications, and all works of authorship and

other intellectual property rights therein, including, without limitation, (a) all renewals thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), (c) the right to sue for past, present and future infringements and misappropriations thereof, 'and (d) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

"Default": any of the following events: (i) the failure by NLV Financial to perform or comply with the
Obligations, (ii) the Commissioner serves upon National Life a court order under Sections 7042, 7051, 7052, 7056 or
7057 of Title 8 of the Vermont statutes, (iii) the failure of NLV Financial to perform any material term of this
Agreement and (iv) any action by NLV Financial denying in writing that this Agreement is its binding obligation.

"Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Intellectual Property" means, collectively, all Copyrights, all Patents and Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in
NLV Financial's business; (b) all licenses or user or other agreements granting a license or user or other agreements granting any right under or with respect to any of the foregoing; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, manuals, recordings, surveys, engineering reports, computer software and programs and the like pertaining to the operation of NLV Financial's business; (d) all accounting information pertaining to NLV Financial's business and all media in which or on which any of the information or knowledge which pertain to NLV Financial's business may be recorded or stored; and (e) all causes of action, claims and warranties now or hereafter owned or acquired in respect of any of the items listed above.

"Keep Well Agreement": as defined in the Third Recital.

"Lien": any security interest, mortgage, pledge, assignment, lien (statutory or other) or other encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor under a conditional sale contract or other

title retention agreement and the interest of a lessor under a capitalized lease) .

"Obligations": as defined in Section 2 of this Agreement.

"Patents": all patents, patent applications and patentable inventions, including, without limitation, (a) all inventions and improvements described and claimed therein, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-
in-part, substitutions, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

"Permits": all permits, licenses, consents, variances, approvals, certificates and authorizations, however characterized, issued or in any way furnished by any Governmental Authority in connection with the business of
NLV Financial or any Collateral.
"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other entity of whatever nature.
"Pledged Stock": the Capital Stock and all other securities constituting part of the Collateral.
"Trademarks": all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such

trademark, service mark, trade name, trade dress or other indicia of trade origin.

"Undertaking": as defined in the Second Recital.
(b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.
(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Obligations. NLV Financial shall (i) comply with all terms of the Keep Well Agreement and (ii) comply with all terms of this Agreement (the obligations of NLV Financial referenced in (i) and (ii) being called herein the
"Obligations") .

3. Covenants of NLV Financial.
(a) Grant of Security Interest. As collateral security for the prompt and complete performance when due of the
Obligations, NLV Financial hereby assigns, pledges and grants to National Life, a security interest in all of the following property now owned or at any time hereafter acquired by NLV . Financial or in which NLV Financial now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
(i) (a) all Capital Stock in any way from time to time acquired by NLV Financial; (b) all subscriptions, warrants, rights or options of NLV Financial to acquire any Capital Stock or any interest therein; (c) all dividends, instruments, interest, cash, and other property or rights of any kind at any time received, receivable, or otherwise distributed or distributable with respect to any of the foregoing; and (d) all certificates or other writings representing or evidencing any of the foregoing;

( ii)	all	accounts;
(iii)	all	chattel paper;
(iv)	all	contracts;
(v)	all	documents;

(vi)	all equipment;

(vii)	all general intangibles;

(viii)	all instruments;

( ix) all Intellectual Property;

(x)	All Permits; and

(xi)	to the extent not otherwise included, (a) all proceeds and products of, and all rights of payment with respect to, any and all of the foregoing, (b) all payments under any insurance policies (whether or not National Life is the loss payee thereof) or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (c) all cash and bank deposit accounts, wherever located, and (d) all other assets and property owned by NLV
Financial.

Notwithstanding the foregoing, the Collateral shall not include the capital stock of National Life. Contracts with respect to capital stock of National Life shall be included as Collateral only to the extent that a grant thereof is permitted under Section 8.C. of Regulation 97-5 promulgated under the Vermont MHC Statute, provided, that the preceding notwithstanding NLV Financial shall take all actions required of it under Section 7 hereof with respect to perfecting National Life's security interests in any such Contract.
At such time as this Agreement shall require perfection of the Liens created hereby, NLV Financial covenants and agrees, without limitation, to enter into separate control agreements with securities intermediaries that maintain securities and/or brokerage accounts for or on behalf of NLV Financial, and that NLV Financial will take direction from National Life with respect to the management of such accounts.
NLV Financial covenants and agrees that it will cause National Life to file an annual statement pursuant to § 3561 of the Vermont Statutes.
(b) Covenant to Perfect. The Liens created by the grant in subsection (a) of this Section 3 are not perfected. If at any time following execution of this Agreement National Life's RBC Ratio (as defined in the Undertaking) falls below
250% or a Default has otherwise occurred hereunder, National Life shall notify the Commissioner and the Commissioner may notify National Life of the Commissioner's desire to have
National Life perfect its Liens hereunder (such notice being referred to herein as a "Perfection Notice"). NLV
Financial hereby acknowledges such potential future right of perfection and covenants that it will take all actions
National Life deems necessary or desirable in order to perfect any such Lien in a manner consistent with the terms of this Agreement. NLV Financial covenants that with respect to any consensual Lien granted to a third Person after the date of this Agreement in property which requires possession as the sole means of perfection or in which such third
Person has perfected its interest by control, NLV Financial will obtain the agreement of such third Person to take such steps as are necessary to enable National Life to perfect its security interest in such property by possession or control, as the case may be; provided, however, that notwithstanding such perfection the Lien of National Life shall be subordinate to such third Person's prior perfected Lien.

NLV Financial hereby acknowledges that once perfection has occurred, perfection shall continue until termination under Section 21.

4. Rights of National Life: Limitations on National Life's Obligations.

(a) No Liability of National Life under Accounts or Contracts. National Life shall not have any obligation or liability under any account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by National Life of any payment relating to such account or Contract pursuant hereto, nor shall National
Life be obligated in any manner to perform any of the obligations of NLV Financial under or pursuant to any account
(or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any account
(or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. NLV Financial will remain liable and shall continue to perform all of its obligations with respect to accounts or Contracts.

(b) Notice to Account Debtors. Upon the request of National Life at any time after the occurrence and during the continuance of a Default, NLV Financial shall notify the account debtors on the accounts and the parties to the
Contracts that the accounts and Contracts have been transferred and/or a security interest has been granted in such accounts and Contracts to National Life and that payments in respect thereof shall be made directly to National Life. At any time and from time to time after the occurrence and during the continuance of a Default, National Life may in its own name or in the name of others communicate with account debtors on the accounts and the parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any accounts or Contracts.

(c) Collections on accounts. If required by National Life at any time when a Default has occurred and is continuing, any payment of accounts, when collected by NLV Financial, shall be forthwith transferred by NLV Financial to
National Life, subject to disposition by National Life, as hereinafter provided. Until so turned over, all such payments shall be held by NLV Financial in trust for the benefit of National Life. All proceeds constituting collections of accounts while held by National Life (or by NLV Financial in trust for the benefit of National Life) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when a Default has occurred and is continuing, at National Life's election, National Life shall hold all or any part of such funds on account of the Obligations and may apply such funds to the Obligations then due and owing and use them to assist it in maintaining its Total Adjusted Capital at the level required under the terms of the Keep Well Agreement. Any part of such funds which National Life does not so apply shall be paid over from time to time by National Life to NLV Financial or to whomever may be lawfully entitled to receive the same. At any time when a Default has occurred and is continuing, at National Life's request, NLV Financial shall deliver to
National Life all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all statements relating to the accounts.

5. Representations and Warranties. NLV Financial hereby represents and warrants that:

(a) Corporate organization: Due Authorization and Enforceability. NLV Financial is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all power, corporate or otherwise, to execute and deliver this Agreement, to perform all of its obligations hereunder and to pledge all of the
Collateral as provided herein. This Agreement has been duly authorized by NLV Financial and is a legal, valid and binding obligation of NLV Financial enforceable in accordance with its terms. All approvals, corporate or otherwise, which are necessary for NLV

Financial to comply with the terms of this Agreement, have been obtained.

(b) Title: No Other Liens. NLV Financial is the record and beneficial owner of all Capital stock owned by it free and clear as of the date hereof of all Liens except the security interest granted to National Life pursuant to this
Agreement; and all of such shares have been duly and validly issued and are fully paid and nonassessable. NLV
Financial as of the date hereof owns each other item of the Collateral free and clear of any and all Liens except for the security interest granted to National Life pursuant to this Agreement. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office.

(c) Enforceable Liens. This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of National Life.

(d) Consents. Except for the filings referred to in clause (b) above and as required under the Vermont statutes or otherwise applicable law, no consent, authorization, approval or other action by, or notice to or filing with, any
Governmental Authority, and no consent of any other party (including, without limitation, stockholders or creditors of NLV Financial) is required to be obtained by or on behalf of NLV Financial in connection with the grant and perfection of the lien and security interest purported to be granted hereby, the exercise by National Life of its rights and remedies hereunder or for the execution, delivery, or performance of this Agreement by NLV Financial, except for any such consents as are required to be obtained pursuant to either (i) the next to last paragraph of Section 3(a), or

(ii)	the fourth sentence of Section 3(b).

(e)	Location of Tangible Property. The equipment, if any, constituting Collateral is kept at One National Life Drive,

Montpelier, Vermont.

(f) Chief Executive Office. NLV Financial's chief executive office and the office where all of the Holding Company's records with respect to Contracts and accounts are maintained is located at One National Life Drive, Montpelier
Vermont.

(g) Governmental Obligors. None of the obligors on any of NLV Financial's accounts, and none of the parties to any of its Contracts (except for the Undertaking), is a Governmental Authority. NLV Financial further covenants that no obligor on any of NLV Financial's accounts, and none of the parties to any of its Contracts, which come into existence after the date of this Agreement will be a Governmental Authority.

6. Voting Rights, Dividends and other Distributions, Etc.

(a) Prior to Default. So long as no Default has occurred and is continuing, NLV Financial will remain entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to receive and use cash dividends, interest, and other distributions related thereto in either case for any purpose not inconsistent with the terms of this Agreement.

(b) After Default. For so long as a Default is continuing, (i) NLV Financial may not exercise any such voting or other consensual rights without the prior written consent of National Life, (ii) the right, if any, of NLV Financial to receive cash dividends interest, and other distributions related thereto in respect of the Pledged Stock will cease and all such amounts must be paid directly to National Life (or if received by NLV Financial will be deemed held in trust by NLV
Financial for the benefit of, and must be turned over immediately by NLV Financial to, National Life) and thereafter will be held and disposed of by National Life as part of the Collateral, and (iii) if National Life has notified NLV
Financial that it elects to exercise National Life's right to exercise voting and other consensual rights hereunder, all rights of NLV Financial to exercise the voting and other consensual rights which NLV Financial would otherwise be entitled to exercise pursuant to Section 6(a) will cease, all such rights will thereupon become vested in National Life, who during the continuance of such Default will have (directly or through its nominee) the sole right to exercise such voting and other consensual rights, including, without limitation, (A) all voting, corporate and other rights pertaining to any of the Pledged Stock, (B) all rights to give consents, waivers and ratifications in respect thereof and (C) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to any of the
Pledged Stock as if it were the absolute owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it (NLV Financial hereby irrevocably constituting and appointing National Life the proxy and attorney-
in-fact of NLV Financial, with full power of substitution, to do or take any of the above actions). National Life will have no duty to NLV Financial to exercise any such right, privilege or option and will not be responsible for any failure to do so or delay in so doing. In order to permit National Life to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Section 6(b), and to receive all dividends, interest and other distributions which it may be entitled to receive under this Section 6(b), NLV Financial will, upon written notice from National Life, from time to time execute and deliver to National Life appropriate proxies, dividend payment orders and other instruments as National Life may reasonably request to the extent permitted by law.

7. Covenants. NLV Financial covenants and agrees with National Life that, from and after the date of this Agreement until the termination of this Agreement pursuant to Section 21:

(a) Further Documentation: Pledge of Capital Stock, Instruments and Chattel Paper. (i) At any time and from time to time, upon the written request of National Life, and at the sole expense of NLV Financial, NLV Financial will promptly execute and deliver such further instruments and documents and take such further action as National Life may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, upon receiving notification from National Life that National
Life has received a Perfection Notice from the Commissioner, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and the establishment of control by National Life over securities accounts maintained in the name of or on behalf of NLV
Financial by any securities intermediaries. NLV Financial also hereby authorizes National Life, in the event National
Life has received a Perfection 'Notice from the Commissioner, to file any such financing or continuation statement without the signature of NLV Financial to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(ii) Upon receiving notification from National Life that National Life has received a Perfection Notice from the
Commissioner, NLV Financial shall deliver the Pledged Stock. (except for securities and securities accounts with respect to which the security arrangements described in the next to last paragraph of Section 3(a) or the fourth sentence of Section 3(b) have been duly made), and all instruments and chattel paper now owned or hereafter acquired by NLV Financial to National Life in suitable form for transfer by delivery, or issued in the name of
National Life and accompanied by stock powers or other

appropriate instruments of transfer or assignment, duly executed on behalf of NLV Financial by a duly authorized person in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to National Life. National Life shall, promptly upon request of NLV
Financial, make appropriate arrangements for making any such instrument delivered by NLV Financial available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to National Life, against trust receipt or like document). At any time while a Default is continuing,
National Life shall have the right, at any time in its discretion and without notice to NLV Financial, to transfer to or to register in its name or in the name of any of its nominees any or all of the Collateral so delivered.

(b) Registration of Securities in Name of National Life. In addition to its rights under Section 7(a), if National Life determines that registration of any of the Pledged Stock held by it in its name or the name of its nominee, or the transfer of such Pledged Stock to a securities account in the name of National Life or its nominee, is necessary or desirable to protect its interests, National Life may without notice to or consent of NLV Financial cause any or all of such Pledged Stock to be so registered or transferred, and NLV Financial will take all actions which may reasonably be requested of it by National Life to accomplish such registration or transfer to the extent permitted by applicable law. Notwithstanding any such registration or transfer, National Life and any such nominee will continue to hold such
Pledged Stock on the terms and conditions set forth herein.

(c) other Distributions. Except for cash dividends, interest and other distributions permitted to be paid to NLV
Financial pursuant to Section 6(a), NLV Financial will cause all dividends, interest and other distributions of any kind on Pledged Stock in the possession of National Life (including any sums paid upon or in respect of such Pledged
Stock upon the liquidation or dissolution of the issuer thereof or upon the recapitalization or reclassification of the capital of the issuer thereof or upon the reorganization of the issuer thereof) to be paid directly to National Life (and if any such dividends, interest or other distributions are received by NLV Financial, NLV Financial will hold them in trust for the benefit of, and will immediately turn them over to, National Life) and National Life will hold and dispose of all such dividends, interest or other distributions as part of the Collateral.

(d) Maintenance of Records. NLV Financial will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the accounts constituting Collateral.

(e) Right of Inspection. From time to time upon advance notice to NLV Financial, National Life shall be provided access during normal business hours to all the books, correspondence and records of NLV Financial relating to the
Collateral and National Life and its representatives may examine the same, take extracts therefrom and make photocopies thereof. National Life and its representatives shall also have the right, upon advance notice to NLV
Financial, to enter during normal business hours into and upon any premises where any of the equipment constituting
Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

(f) Compliance with Laws, etc. NLV Financial will comply with all federal, state and local laws and regulations, rulings and orders applicable to it and the Collateral or any part thereof.

(g) Limitation on Liens on Collateral. Following receipt by National Life of a Perfection Notice, NLV Financial
covenants that it will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on any of the· Collateral, other than the Liens created hereby and any
Liens subordinate thereto and Liens permitted pursuant to this Agreement prior to the date of any Perfection Notice, and will defend the right, title and interest of National Life in and to any of the Collateral against the claims and demands of all Persons whomsoever. NLV Financial may seek approval from the Commissioner to obtain agreement by National Life to subordinate National Life's Liens under this Agreement .to Liens of third Persons.

(h) Further Identification of Collateral. NLV Financial will furnish to National Life from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the
Collateral, as National Life may reasonably request, all in reasonable detail.

(i) Notices. NLV Financial will advise National Life promptly and in reasonable detail of the imposition of any Lien
(other than the ·Liens created hereby and any Liens subordinate thereto) on any of the Collateral.

(j) Changes in Locations, Name, etc. NLV Financial will not (i) change the location of its chief executive office or change the location where it maintains its books and records from those specified in Section 5(f), (ii) permit any of the equipment constituting Collateral to be kept at locations other than that specified in Section 5(e) or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by National Life in connection with this Agreement would become seriously misleading, unless, in any such case, NLV Financial (A) shall have given
National Life at least 30 days' prior written notice thereof and (B) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the reasonable request of National Life, advisable to· continue the perfection and priority of the Liens granted pursuant hereto.

(k) Intellectual Property. NLV Financial will notify National Life promptly if at any time in the future it, either by itself or through an agent, employee, licensee or designee, shall file an application to register or acquire a registration of, or otherwise obtain any exclusive rights to, any Patent, Trademark or Copyright which is material to its business. Upon request of National Life, NLV Financial shall take such actions as may be requested by National Life to establish and perfect a security interest in any such application, registration or rights relating to any Patent, Trademark, or Copyright.

(1) Certificate of Title. Once the Liens granted by this Agreement are required to be perfected, if any certificate of title or similar document is at any time issued or outstanding with respect to any of the collateral pledged by NLV Financial hereunder, NLV Financial will promptly advise National Life thereof and cause the interest of National Life to be properly noted thereon and NLV Financial will promptly deliver to National Life any such certificate of title or similar document. Upon the request of National Life, NLV Financial will execute and deliver, and file in the appropriate public offices, such additional agreements or instruments as may be necessary to preserve and protect National Life's rights in and to such Collateral.

8. National Life's Appointment as Attorney-in-Fact.

(a) Powers. NLV Financial hereby irrevocably constitutes and appoints National Life and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of NLV Financial and in the name of NLV Financial or in its own name, from time to time in National
Life's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement to the

extent permitted by applicable law. Without limiting the generality of the foregoing, in the event NLV Financial is notified that National Life has received a Perfection Notice, NLV Financial hereby gives National Life at all times thereafter the power and right, on behalf of NLV Financial, without notice to or assent by NLV Financial:

(i)	in the name of NLV Financial or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account, Contract, instrument or general intangible or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by National Life for the purpose of collecting any and all such moneys due under any such account, Contract, instrument or general intangible or with respect to any such other Collateral whenever payable;

(ii)	to payor discharge taxes and Liens levied or placed on the Collateral to effect any repairs or any insurance required by the terms of this Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

(iii)	(A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to National Life or as National Life shall direct; (B). to ask for, or demand, collect, receive payment of and receipt for, . any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against NLV Financial with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as National Life may deem appropriate; (G) to assign any Intellectual Property constituting Collateral for such term or terms, on such conditions, and in such manner, as National Life shall in its sole discretion determine; (H) to issue entitlement

..orders with respect to securities accounts being maintained by any securities intermediary in the name or on behalf
..of NLV Financial and (I) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though National Life were the absolute .owner thereof for all purposes, and to do, at National Life's option and NLV Financial's expense, at any time, or from time to time, all acts and things which National Life deems necessary to protect, preserve or realize upon the Collateral and National
Life's Liens thereon and to effect the intent of this Agreement, all as· fully and effectively as NLV Financial might do;

provided, however, that National Life covenants and agrees that it will not exercise the powers and rights granted to it in this Section 8(a) unless a Default has occurred and is continuing. NLV Financial hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power .of attorney is a power coupled with an interest and shall be irrevocable until payment and performance in full of all of the Obligations.

(b) Other Powers. NLV Financial also authorizes National Life, from time to time to execute, in connection with any sale provided for in Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on the Part of National Life. The Powers conferred on National Life hereunder are solely to protect
National Life's interests in the Collateral and shall not impose any duty upon National Life to exercise any such powers.

National Life shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its .officers, directors, employees or agents shall be responsible to NLV Financial for any act or failure to act hereunder.

9. Performance by National Life .of NLV Financial's Obligations. If NLV Financial fails ta perform or comply with any of its agreements contained herein and National Life, as provided for by the terms .of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance with such agreement, the expenses .of National
Life incurred in connection with such performance or compliance, shall be payable by NLV Financial to National Life an demand and shall constitute Obligations secured hereby.

10. Proceeds. If a Default shall occur and be continuing, (a) all proceeds of any Collateral and all amounts referred to in Section 7(c) that have not been paid directly to National Life received by NLV Financial consisting of cash, checks and other near-cash items shall be held by NLV Financial in trust for National Life, and at the request of National Life shall, forthwith upon receipt by NLV Financial, be turned over to National Life in the exact form received by NLV
Financial (duly indorsed by NLV Financial to National Life, if required by National Life), and (b) any and all such proceeds and all amounts referred to in Section 7(c) that have not been paid directly to National Life received by
National Life (whether from NLV Financial or otherwise) may, in the sole discretion of National Life, be held by
National Life as collateral security for the Obligations (whether matured or unmatured), and at any time thereafter when a Default has occurred and is continuing may be applied by National Life against all of the Obligations then due and owing. Any balance of such proceeds remaining after the payment and performance in full of all of the
Obligations existing at such time shall be paid over to NLV Financial or to whomsoever may be lawfully entitled to receive the same; provided, however, that no such payment over shall terminate this Agreement or be taken to terminate this Agreement except to the extent required by Section 21.

11. Remedies. If a Default shall occur and be continuing, National Life may, to the extent permitted by applicable law, exercise all rights and remedies of a secured party under the Code and all other rights and remedies granted to it in this
Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, National Life, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon NLV
Financial or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of National Life or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. National Life may purchase the whole or any part of the Collateral so sold in a public sale, or to the extent provided by law, in a private sale, free of any right or equity of redemption in NLV
Financial, which

right or equity is hereby waived or released. NLV Financial further agrees, at National Life's request, upon the occurrence and during the continuance of a Default, to assemble the Collateral and make it available to National Life at places which National Life shall select, whether at NLV Financial's premises or elsewhere. National Life shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred by it or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of National Life hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of all of the Obligations then due and owing, and only after such application and after the payment by National Life of any other amount required by any provision of law, need National Life account for the surplus, if any, to NLV Financial. NLV Financial waives all claims, damages and demands it may acquire against National Life arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. NLV Financial shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by
National Life to collect such deficiency.

12. Limitation on Duties Regarding Preservation of Collateral. National Life's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Vermont Uniform Commercial
Code or otherwise, shall be to deal with it in the same manner as National Life deals with similar property for its own account. Neither National Life, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of NLV Financial or any other person.

13. Sale of Pledged Stock Without Registration. NLV Financial recognizes that (a) National Life may be unable to effect a public sale of any or all of the Pledged Stock by reason of the Securities Act of 1933, as amended (the
"Securities Act"), and applicable state or foreign securities laws or otherwise, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof and who otherwise satisfy the requirements of any such applicable law, and (ii) any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. No such sale will be deemed to have been made in a commercially unreasonable manner for the reason that it was made as a private sale rather than a public sale, and National Life will be under no obligation to delay a sale of any of the Pledged
Stock for the period. of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, or otherwise comply with applicable law, even if the issuer would agree to do so and would be able to do so.

14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until termination pursuant to Section 21.

15. Severability. Any provision of this Agreement which is prohibited. or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Additional Security. Without notice to or consent of NLV Financial, and without impairment of the security interest and rights granted pursuant to this Agreement, National Life may accept from NLV Financial or from any other person, additional security for the Obligations. Neither the granting of the security interest in the Collateral pursuant to this Agreement nor the acceptance of any such additional security shall prevent National Life from resorting, first to such additional security, or, first to the Collateral, in-either case without affecting National Life's security interest in the Collateral and the other rights granted to it pursuant to this Agreement.

17. No Waiver: Cumulative Remedies. No delay, indulgence, omission or other act of National Life shall be deemed to be a waiver of any right or remedy of National Life hereunder nor shall National Life by any such act be deemed to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by National Life of .any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which National Life would otherwise have on any future occasion. The rights and remedies herein

provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

18. Amendments in Writing: No Waiver: Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by NLV
Financial and National Life and approved by the Commissioner. This Agreement shall be binding upon the successors and assigns of NLV Financial and shall inure to the benefit of-National Life and its successors and assigns, except that
NLV Financial may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of National Life.

19. Notices. Any notice, communication, or distribution shall be sufficiently given and effective if in writing and delivered in person, or mailed by first class mail or registered or certified mail, return receipt requested, or sent by telecopier or telex, or sent by prepaid overnight courier to One National Life Drive, Montpelier, Vermont, Attention:
Chief Executive Officer, or communicated in such other manner as agreed to by the parties hereto. NLV Financial or
National Life by notice to the other may designate additional or different addresses for subsequent notices,-
communications, or distributions. A notice or communication shall be deemed to have been duly given and effective:
when delivered, if personally delivered; five business days -after being deposited in the mail, postage prepaid, if delivered by first class mail; when answered back, if telexed; when receipt is acknowledged, if telecopied or delivered by registered or certified mail; and on the next business day if timely- de-livered to an overnight air courier; or, at such other time as agreed to by the parties hereto.

20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Vermont without regard to the principles of conflict of laws.

21. Release of Collateral and Termination. (a) At such time as the Keep Well
Agreement is terminated in accordance with its terms, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such-termination) of National Life and NLV Financial hereunder shall terminate and all rights to the Collateral shall revert to NLV Financial. Upon request of NLV Financial following any such termination, National Life shall deliver (at the sole cost and expense of
NLV Financial) to NLV Financial any Collateral held by National Life hereunder, and execute and deliver (at the sole cost and expense of NLV Financial) to NLV Financial such documents as NLV Financial shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by NLV Financial in a transaction permitted by the terms hereof., then National Life shall execute and deliver to NLV Financial (upon the request, and at the sole cost and expense, of NLV Financial) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c) If at any time the payment and performance of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of NLV Financial or otherwise, the provisions of this Agreement and the security interest created hereby shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

22. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

IN WITNESS WHEREOF, NLV Financial and National Life have caused this Agreement to be duly executed and delivered as of the date first above written.

NLV FINANCIAL CORPORATION
BY: /s/ Patrick E. Welch
Chairman &
Chief Executive Officer

NATIONAL LIFE INSURANCE COMPANY

By:
/s/ Thomas H. MacLeay

President & Chief Operating 0fficer

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